CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 6 to Registration Statement (No. 333-116217) on Form S-1 of Ophthalmic Imaging Systems of our report dated March 31, 2009, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to our firm under the caption "Interest of Experts and Counsel" in such Prospectus.

Perry-Smith LLP

Sacramento, California
September 22, 2009